UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Special Transactions Committee and Transactions with Cargill, Incorporated

Cargill, Incorporated and its affiliates other than The Mosaic Company (“Mosaic”) and its subsidiaries (collectively “Cargill”) own approximately 64.5% of the outstanding Common Stock, par value $.01 per share, of Mosaic. Pursuant to the Investor Rights Agreement, dated as of January 26, 2004, as amended and restated on August 17, 2006, by and between Mosaic and Cargill, Incorporated, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill, on the one hand, and Mosaic and its subsidiaries (collectively the “Company”), on the other hand, except as provided below, require the approval of a majority of the former IMC Directors (as defined in the Investor Rights Agreement) serving on Mosaic’s Board of Directors who are deemed “non-associated directors” (such members comprising the Special Transactions Committee of the Board of Directors). Mosaic’s Board of Directors has adopted a charter for the Special Transactions Committee which provides that the Special Transactions Committee will oversee transactions between Mosaic and Cargill with the objective that such transactions be fair and reasonable to Mosaic, with arm’s length terms and conditions. Pursuant to the Investor Rights Agreement and the Special Transactions Committee’s charter, the Special Transactions Committee may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the Special Transactions Committee, or the Chairman of the Special Transactions Committee. The Special Transactions Committee has approved a policy implemented by Mosaic known as “Guidelines for Related Party Transactions with Cargill, Incorporated” (the “Guidelines”), whereby the Special Transactions Committee has delegated approval authority for certain transactions with Cargill to an internal committee comprised of senior managers of Mosaic. The internal management committee is required to report its activities to the Special Transactions Committee on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill must be approved by the Special Transactions Committee:

•	agreements or relationships which require payment by Mosaic or Cargill, as the case may be, of $2 million or more to the other party during any fiscal year of the Company;

•	multi-year commitments (i.e., contracts with terms of greater than one year);

•	evergreen contracts (i.e., contracts with annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring Special Transactions Committee approval; and

•	licenses or other arrangements involving any material intellectual property of Mosaic.

The review and approval of transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the Special Transactions Committee to Mosaic’s internal management committee.

Pursuant to approval of the Special Transactions Committee, the Company and Cargill entered into the following contracts:

1.	Renewal of Barge Freight Contract

On January 23, 2008, Cargo Carriers, a division of Cargill Marine & Terminal, Inc. and Mosaic Crop Nutrition, LLC renewed an agreement under which Mosaic Crop Nutrition, LLC purchases barge freight for the transport of nitrogen, phosphate and potash fertilizer products in the United States. Mosaic Fertilizer, LLC agreed to purchase a specified number of barge loadings per contract year, which is estimated to be 20% of Mosaic Fertilizer, LLC’s annual barge freight purchases. The agreement includes standard barge freight terms such as destination, restrictions, surcharge, adjustments, tonnage minimums, free time, demurrage, and barge cleaning, among other terms. The parties have agreed on barge freight rates calculated on a per tonne basis that are dependent upon the origin and destination of the shipments. This agreement expires on July 31, 2009.

2.	Amendment of Offer of Logistic Services

On January 21, 2008, Mosaic de Argentina S.A. entered into an Amendment to Offer of Logistic Services related to Mosaic de Argentina S.A. providing certain services to Cargill S.A.C.I. at Mosaic’s terminals and warehouses in

Argentina. Pursuant to the underlying Offer of Logistic Services, Mosaic de Argentina S.A. provides throughput, bagging, and blending services to Cargill S.A.C.I. in addition to providing guaranteed deposit storage space. The amendment increases fees paid by Cargill S.A.C.I. for these services, and increases the guaranteed deposit storage space by 10,000 metric tons to 50,000 metric tons of guaranteed deposit storage space per month. This amendment and the underlying agreement expire on May 31, 2009.

3.	Amendment of Offer of General Services

On January 21, 2007, Mosaic de Argentina S.A. entered into an Amendment to Offer of General Services related to the purchase, storage, transportation, distribution, marketing and sale of fertilizers and/or petrochemicals to Cargill S.A.C.I.’s country stations in Argentina. Pursuant to the underlying Offer of General Services, in order to leverage its fertilizer infrastructure and expertise, Mosaic de Argentina S.A. has agreed to perform certain purchasing and forwarding management services for Cargill S.A.C.I., and has also agreed to provide counseling in the administration and handling of fertilizer stocks, equipment maintenance, general and specific technical agronomic matters, research and development, commercial management and personnel training. This amendment and the underlying agreement expire on May 31, 2009.

4.	Renewal of Supply Agreement

On January 23, 2008, Fertilizantes Mosaic, S. de R.L. de C.V. renewed an agreement for the spot sales supply of Biofos®, an animal feed ingredient, to Agribrands Purina Mexico, S.A. de C.V. in Mexico. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

5.	Renewal of Supply Agreementt

On January 23, 2008, Fertilizantes Mosaic S. de R.L. de C.V. and Proveedora de Alimentos Avepecuarios, S.A. de C.V. renewed an agreement for the sale of Biofos® in Mexico. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

6.	Renewal of Supply Agreement

On January 23, 2008, Fertilizantes Mosaic, S. de R.L. de C.V. and Nutrimentos Agropecuarios Purina, S.A. de C.V. renewed an agreement for the supply of Biofos® in Mexico. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

7.	Renewal of Agency Agreement

On January 23, 2008, Mosaic Canada Crop Nutrition, LLC and Cargill Limited renewed an agreement under which Cargill Limited performs marketing services for Mosaic Canada Crop Nutrition, LLC relating to the sale of fertilizer products to independent dealers in Western Canada. Cargill Limited has agreed to assume accounts receivable credit risk in the event of nonpayment by Mosaic Crop Nutrition LLC’s customers. Mosaic Crop Nutrition, LLC pays Cargill Limited a per metric tonne (“tonne”) marketing fee for the services provided. This agreement expires on June 30, 2010.

8.	Food Phosphate Supply Agreement

On January 23, 2008, Mosaic Crop Nutrition, LLC and Cargill PLC entered into a supply agreement for the one-time sale of approximately 4,000 to 5,000 metric tons of feed grade phosphates in the United Kingdom. The sale is at a price negotiated by the parties at the time of purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 24, 2008	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary